EX-99.I LEGAL OPININ 3 exhibiti.htm

                                                                   EXHIBIT (i)

KRANITZ

   & PHILIPP                                               1238 Twelfth Avenue

Attorneys at Law                                     Grafton, Wisconsin  53024

                                                      Facsimile (262) 375-0775

                                                      Telephone (262) 375-0625

                              January 26, 2009

Frontier Funds, Inc.

333 Bishop’s Way, Suite 122

Brookfield, Wisconsin 53005

Gentlemen:

      We have acted as counsel to Frontier Funds, Inc. ("Fund"), a corporation organized under the laws of Maryland, in connection with the preparation and filing of an amendment to the registration statement of the

Fund on Form N-1A ("Registration Statement"), relating to the sale by the

Fund of its common stock, par value $0.01 per share ("Shares").

      We have examined, in each case as amended to date, (i) the Articles of Incorporation ("Articles") and By-Laws of the Fund; (ii) the

Notification of Registration filed by the Fund under the Investment Company

Act of 1940, as amended ("Investment Company Act"); and (iii) the

Registration Statement, as filed by the Fund under the Investment Company

Act and the Securities Act of 1933, as amended ("Securities Act").  We have also examined such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

      The Fund is authorized by the Articles to issue 200,000,000 Shares and currently issues Shares representing a single portfolio of investments.

The Registration Statement, as filed with the Securities and Exchange

Commission under the Securities Act, is deemed to register an indefinite number of Shares pursuant to the provisions of Section 24(f) of the

Investment Company Act.  The Fund has advised us that it has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act ("Rule 24f-2"), perfecting the registration of the Shares sold by the Fund during each fiscal year that such registration of an indefinite number of Shares remains in effect.

      The Fund has also informed us that the Shares have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered Shares, as contemplated by the Registration

Statement, pursuant to which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b)

of the Securities Act.

      Based upon the foregoing information and examinations, so long as the

Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of Shares remains in effect, the authorized Shares of the Fund, when sold as contemplated in the Registration Statement and subject to compliance with

Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable

Shares, and the holders of such Shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

      We hereby consent to the filing of this opinion as an exhibit to the

Registration Statement and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which Shares of the Fund are offered, and we further consent to the reference to us in the Registration

Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required by Section 7 of such Act.

                                           Very truly yours,

                                           /s/ KRANITZ & PHILIPP

                                           KRANITZ & PHILIPP

RJP/fh